FEDERATED MUNICIPAL SECURITIES FUND, INC.
                         UNANIMOUS CONSENT OF DIRECTORS

       The undersigned, being all of the Directors of Federated Municipal Securities Fund, Inc. (the "Corporation"), hereby consent, in accordance with Title 2-408, Subsection (c), Corporations and Associations, Annotated Code of Maryland, as amended, and Article II, Section 14 of the Bylaws of the Corporation, to the adoption of the following resolution with the same effect as though it had been adopted at a meeting of the Directors of the Corporation:


       RESOLVED, that the Board hereby authorizes the Secretary and
                    Assistant Secretaries of the Corporation named below to sign on behalf of the Corporation the Registration Statement on Form N-14 relating to the proposed reorganization of Federated Vermont Municipal Fund, a portfolio of Federated Municipal Income Trust, into the Corporation:

                    John W. McGonigle, Secretary
                    G. Andrew Bonnewell, Assistant Secretary
                    Andrew P. Cross, Assistant Secretary
                    George F. Magera, Assistant Secretary
                    Leslie K. Ross, Assistant Secretary
                    Todd P. Zerega, Assistant Secretary


       WITNESS the due execution hereof this 29th day of May, 2007.
    -------------------------------------------------------------
           John F. Donahue                Peter E. Madden

         /S/ John F. Donahue            /S/ Peter E. Madden
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           Thomas G. Bigley          Charles F. Mansfield, Jr.

         /S/ Thomas G. Bigley      /S/ Charles F. Mansfield, Jr.
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         John T. Conroy, Jr.            John E. Murray, Jr.

       /S/ John T. Conroy, Jr.        /S/ John E. Murray, Jr.
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       Nicholas P. Constantakis          Thomas M. O'Neill

     /S/ Nicholas P. Constantakis      /S/ Thomas M. O'Neill
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        John F. Cunningham               Marjorie P. Smuts

      /S/ John F. Cunningham           /S/ Marjorie P. Smuts
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      J. Christopher Donahue               John S. Walsh

    /S/ J. Christopher Donahue           /S/ John S. Walsh
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     Lawrence D. Ellis, M.D.               James F. Will

   /S/ Lawrence D. Ellis, M.D.           /S/ James F. Will



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